FOR RIVERSOURCE BOND SERIES, INC.


EXHIBIT 77H

For RiverSource Core Bond Fund:

During the six-month period ended January 31, 2008, the Fund served as an underlying investment of affiliated funds-of-funds. The RiverSource Portfolio Builder funds and RiverSource Investments, LLC and RiverSource Life Insurance Company, through their initial capital investments, were owners of record of more than 25% of the outstanding shares of the Fund.

For RiverSource Income Opportunities Fund:

During the six-month period ended January 31, 2008, the Fund served as an underlying investment of affiliated funds-of-funds. The RiverSource Portfolio Builder funds and RiverSource Investments, LLC and RiverSource Life Insurance Company, through their initial capital investments, were owners of record of more than 25% of the outstanding shares of the Fund.


For RiverSource Limited Duration Bond Fund:

During the six-month period ended January 31, 2008, the Fund served as an underlying investment of affiliated funds-of-funds. The RiverSource Portfolio Builder funds and RiverSource Investments, LLC and RiverSource Life Insurance Company, through their initial capital investments, were owners of record of more than 25% of the outstanding shares of the Fund.


For RiverSource Floating Rate Fund:

During the six-month period ended January 31, 2008, the Fund served as an underlying investment of affiliated funds-of-funds. The RiverSource Portfolio Builder funds, RiverSource Income Builder funds and RiverSource Investments, LLC through its initial capital investment, were owners of record of more than 25% of the outstanding shares of the Fund.


For RiverSource Inflation Protected Securities Fund:

During the six-month period ended January 31, 2008, the Fund served as an underlying investment of affiliated funds-of-funds. The RiverSource Portfolio Builder funds, RiverSource Income Builder funds and RiverSource Investments, LLC and RiverSource Life Insurance Company, through their initial capital investments, were owners of record of more than 25% of the outstanding shares of the Fund.